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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 1, 2000

Date of Report (Date of earliest event reported)

Illinois Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22302 (Commission File Number)	36-3688459 (IRS Employer Identification No.)
451 Kingston Court, Mt. Prospect, Illinois	60056

(Address of principal executive offices)	(Zip Code)

(847) 391-9400

(Registrant's telephone number)

Item 5. Other Events.

    1.  On November 1, 2000, Illinois Superconductor Corporation (the "Company") issued a press release announcing that the Company has entered into an agreement to acquire Lockheed Martin Canada's Adaptive Notch Filtering ("ANF") Business Unit. A copy of the November 1, 2000 press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

    Items (a) and (b) are inapplicable.

    (c)      Exhibits.

99.1	Press Release issued by Illinois Superconductor Corporation on November 1, 2000 announcing that the Company has entered into an agreement to acquire Lockheed Martin Canada's Adaptive Notch Filtering ("ANF") Business Unit.

SIGNATURE

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLINOIS SUPERCONDUCTOR CORPORATION
By:	/s/ CHARLES WILLES Charles Willes, Chief Financial Officer

Dated: November 2, 2000

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Illinois Superconductor Corporation on November 1, 2000 announcing that the Company has entered into an agreement to acquire Lockheed Martin Canada's Adaptive Notch Filtering ("ANF") Business Unit.

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SIGNATURE
EXHIBIT INDEX